Exhibit T3E(b)
IDLEAIRE TECHNOLOGIES CORPORATION
LETTER OF CONSENT
Solicitation of Consents Relating to
Proposed Amendment of the Indenture and
Proposed Amendment of Warrant Agreement

Title of Security	Principal Amount Outstanding	CUSIP Nos.
Units comprising of 13% Senior Secured	$320,000,000	45169F AA6
Discount Notes due 2012 and 320,000		45169F AB4
Warrants (“Units”)(1)		U44942 AA5

13% Senior Secured Discount Notes due		45169F AC2
2012 (“Restricted Old Notes”)(1)		45169F AD0
U44942 A83

320,000 Warrants to Purchase Common		45169F 11 6
Stock (“Existing Warrants”)(1)		45169F 12 4
U44942 11 5

13% Senior Secured Discount Notes due		45169F AE8
2012 (“Registered New Notes”)(2)

(1)	Under the Indenture (as defined below), Units (CUSIP 45169F AA6, 45169 F AB4 and U44942 AA5) consisting of Restricted Old Notes (CUSIP 45169F AC2, 45169F AD0, U44942 A83 U44942 115) and Existing Warrants (CUSIP 45169F 11 6, 45169F 12 4 and U44942 AA5) were issued in December 2005. The Existing Warrants are exercisable into shares of common stock representing 30% of IdleAire’s common stock on a fully-diluted basis. The Restricted Old Notes and Existing Warrants became separable as of June 30, 2006.

(2)	On July 18, 2007, IdleAire filed with the Securities and Exchange Commission a prospectus in connection with an exchange offer of Registered New Notes (CUSIP 45169F AE8) for the Restricted Old Notes. The exchange offer expired at 5:00 p.m. New York City Time, on August 14, 2007.
     The Consent Solicitation will expire at 10:00 a.m., New York City time, on September 13, 2007, unless otherwise extended or earlier terminated (such time and date, as the same may be extended or earlier terminated, the “Expiration Date”).
     The Proposed Indenture Amendment (as defined below) will become effective only upon (i) due execution and delivery of an Indenture Amendment (as defined below) by IdleAire and the Trustee and (ii) receipt by the Trustee of an officers’ certificate from IdleAire certifying that the consent of the Holders of at least two-thirds of the aggregate Accreted Value of the Notes outstanding (the “Requisite Indenture Consents”) have been received (and not properly revoked) and have been accepted by IdleAire.
     The Proposed Warrant Amendment (as defined below) will become effective only upon (i) the receipt of the consent of the Holders (and not properly revoked) of at least a majority of the Existing Warrants outstanding, determined with respect to the Warrant Shares underlying such Existing Warrants (the “Requisite Warrant Consents”), that have been accepted by IdleAire and (ii) due execution and delivery of a Warrant Amendment (as defined below) by IdleAire and the Warrant Agent.

To: Wells Fargo Bank, N.A. (as Tabulation Agent)

Registered & Certified Mail:	Regular Mail or Courier:	In Person by Hand Only:

Wells Fargo Bank, N.A.	Wells Fargo Bank , N.A.	Wells Fargo Bank, N.A.
Attn: Renee Kuhl	Attn: Renee Kuhl	Attn: Renee Kuhl
MAC N9311-110	MAC N9311-110	Northstar West Building – 11th Floor
625 Marquette Avenue	625 Marquette Avenue	625 Marquette Avenue
Minneapolis, MN 55479	Minneapolis, MN 55479	Minneapolis, MN 55479

By Facsimile Transmission	Confirmation:	Banks and Brokers call:
(For Eligible Institutions only):
612/667-9825	612/667-8485	612/667-8485
     IdleAire Technologies Corporation, a Delaware corporation (“IdleAire”), is soliciting consents (the “Consents”), upon the terms and subject to the conditions set forth in this Consent Solicitation Statement (as it may be amended or supplemented from time to time, the “Consent Solicitation Statement”) and the accompanying Letter of Consent (the “Letter of Consent” and, together with this Consent Solicitation Statement, the “Consent Solicitation” ), to:
     1. The Proposed Indenture Amendment - the proposed amendment of the Indenture, dated as of December 30, 2005 (the “Indenture”), among IdleAire, as Issuer, the Guarantors named therein, and Wells Fargo Bank, N.A., as trustee (the “Trustee”), under which Units consisting of Restricted Old Notes and Existing Warrants, the Restricted Old Notes and the Registered New Notes were issued; and
     2. The Proposed Warrant Amendment - the proposed amendment of the Warrant Agreement, dated as of December 30, 2005 (the “Warrant Agreement”), between IdleAire and Wells Fargo Bank, N. A., as Warrant Agent, that governs the Existing Warrants.
     You are receiving this Letter of Consent because you are (i) shown on the records of the registrar for the Notes as a registered holder of Notes or a Participant (as defined below) who beneficially owns or are a custodian for a beneficial owner of the Notes (a “Note Holder”) as of the Record Date (as defined below) and/or (ii) shown on the records of the Warrant Agent as a registered holder of Existing Warrants or a Participant who beneficially owns or are a custodian for a beneficial owner of the Existing Warrants as of the Record Date (“Warrant Holder”).
     For purposes of this Letter of Consent, the following definitions will apply:
     The term “Expiration Date” means 10:00 a.m. New York City Time on September 13, 2007.
     The term “Holders” means persons who are Note Holders and/or Warrant Holders.
     The terms “Proposed Indenture Amendment” and “Proposed Warrant Amendment” are collectively referred to as the “Proposed Amendments.”
     The term “Record Date” means 5:01 p.m., New York City time, on August 14, 2007.

     The terms “Restricted Old Notes” and “Registered New Notes” are collectively referred to as the “Notes.”
     Capitalized terms used herein but not defined herein have the meanings set forth in the Consent Solicitation Statement, the Indenture and the Warrant Agreement, as the case may be.
     Holders who wish to consent to the Proposed Indenture Amendment and/or Proposed Warrant Amendment must deliver their properly completed and executed Letter of Consent by mail, first-class postage prepaid, hand delivery, overnight courier or by facsimile transmission to the Tabulation Agent (not to IdleAire, the Information Agent, the Trustee or the Warrant Agent) at its address or facsimile number set forth above in accordance with the instructions set forth herein and in the Consent Solicitation Statement. However, IdleAire reserves the right to accept any Consent received by IdleAire, the Information Agent, the Trustee or the Warrant Agent.
     Under no circumstances should any person tender or deliver Notes or Existing Warrants to IdleAire, the Information Agent, the Trustee, the Warrant Agent or any other party at any time in connection with the Consent Solicitation or this Letter of Consent.
     Only Holders or their duly designated proxies (“Duly Designated Proxies”) are eligible to consent to the Proposed Amendments. Any beneficial owner of Notes or Existing Warrants who is not a Holder of such Notes or Existing Warrants must arrange with the person who is the Holder or such Holder’s assignee or nominee to (i) execute and deliver a Letter of Consent on behalf of such beneficial owner or (ii) deliver a proxy so that such beneficial owner can execute and deliver a Letter of Consent on its own behalf. As of the date of the Consent Solicitation Statement, the only registered holder of the Notes is Cede & Co., as nominee for The Depository Trust Company (“DTC”). For purposes of the Consent Solicitation, DTC has authorized DTC participants (each, a “Participant,” and collectively, the “Participants”) set forth in the position listing of DTC as of the Record Date to execute Letters of Consent as if they were Holders of the Notes held of record in the name of DTC or the name of its nominee. Accordingly, for purposes of the Consent Solicitation, the term “Holder” shall be deemed to include such Participants.
     IdleAire expressly reserves the right, in its discretion and regardless of whether any of the conditions described under “The Consent Solicitation—Conditions to Acceptance of Consents” have been satisfied, subject to applicable law, at any time prior to the Expiration Date, to (i) terminate or withdraw the Consent Solicitation for any reason, (ii) waive any of the conditions to the acceptance of consents, (iii) extend the Expiration Date, (iv) amend the terms of the Consent Solicitation, (v) purchase Notes or Existing Warrants from time to time, including during the Consent Solicitation, or (vi) modify the form or amount of the consideration to be offered pursuant to the Consent Solicitation; provided, however, that if the Consent Solicitation is amended or modified in a manner determined by IdleAire in good faith to constitute a material adverse change to the Holders, IdleAire will promptly disclose such amendments or modification in a manner it deems in good faith appropriate and will, if appropriate, extend the Consent Solicitation for a period it deems in good faith adequate to permit the Holders to deliver and/or revoke their Consents. Even if a Holder has validly delivered (and not revoked) consents, such Consents may not be accepted by IdleAire if all of the other conditions to acceptance of Consents have not been satisfied or waived, if the Consent Solicitation is terminated or withdrawn for any reason, or if the Indenture Amendment or Warrant Amendment does not otherwise become effective for any reason.

CONSENTS TO PROPOSED AMENDMENTS
     By execution hereof, the undersigned acknowledges receipt of the Consent Solicitation Statement and hereby represents and warrants that the undersigned is a Holder (or Duly Designated Proxy) of the Notes and/or Existing Warrants indicated below and has full power and authority to take the action indicated below in respect of such Notes and/or Existing Warrants. The undersigned will, upon request, execute and deliver any additional documents deemed by IdleAire to be necessary or desirable to perfect the undersigned’s consents to the Proposed Amendments.
     The undersigned acknowledges that the undersigned must comply with the provisions of this Letter of Consent and complete the information required herein to consent validly to the Proposed Amendments.
Consent to Proposed Indenture Amendment
     To indicate your consent to the Proposed Indenture Amendment, as further described in the Consent Solicitation Statement, you must check the appropriate box on the signature page of this Letter of Consent.
     If the Proposed Indenture Amendment is approved, the Indenture Amendment will revise the Indenture as follows:
•	upon consummation of IdleAire’s initial underwritten public offering of common stock raising an aggregate net proceeds of not less than $100 million on or before June 30, 2008 (“Qualified Public Offering”), IdleAire will issue in the name of an institutional escrow agent and deliver to an escrow for the benefit of those persons who are identified by IdleAire as beneficial owners of the Notes as of the consummation of the Qualified Public Offering (“Restricted Common Shares Recipients”), 7,204,835 shares of common stock (“Restricted Common Shares”), representing approximately 5.0% of the total number of shares of IdleAire’s common stock deemed outstanding as of the Record Date (calculated on a fully diluted basis, assuming exercise of all outstanding options, warrants (including Existing Warrants) and other convertible securities and the issuance of such Restricted Common Shares, but not including the Contingent Warrants or any shares of common stock to be issued in a Qualified Public Offering);

•	upon issuance and delivery of the Restricted Common Shares to the escrow, the Cash Flow Provision will become null and void, and be of no further force and effect; and IdleAire will not be required to issue any Contingent Warrants to the Note Holders even if IdleAire’s consolidated cash flow for the fiscal year ended December 30, 2008 is less than $40 million;

•	pursuant to the escrow, Restricted Common Shares Recipients will not be able to transfer or otherwise dispose of the Restricted Common Stock for 360 days following the Qualified Public Offering; and

•	in the absence of a Qualified Public Offering, no Restricted Common Shares will be issued and the Cash Flow Provision will remain operative and in full force and effect.
     The undersigned acknowledges that the Proposed Indenture Amendment requires for effectiveness receipt of the Requisite Indenture Consents and the due execution and delivery of the Indenture Amendment.
     If the Proposed Indenture Amendment is approved and the Indenture Amendment becomes effective, the Indenture Amendment will bind all holders of the Notes, including those who did not give their Consent.
Consent to Proposed Warrant Amendment
     To indicate your consent to the Proposed Warrant Amendment, as further described in the Consent Solicitation Statement, you must check the appropriate box on the signature page of this Letter of Consent.
     If the Proposed Warrant Amendment is approved, the Warrant Amendment will revise the Warrant Agreement to provide that the holders of Existing Warrants may not transfer or otherwise dispose of the Existing Warrants, or any underlying Warrant Shares, for 180 days following the Qualified Public Offering.
     The undersigned acknowledges that the Proposed Warrant Amendment requires for effectiveness receipt of the Requisite Warrant Consents and the due execution and delivery of the Warrant Amendment.
     If the Proposed Warrant Amendment is approved and the Warrant Agreement Amendment becomes effective, the Warrant Agreement Amendment will bind all holders of Existing Warrants, including those that did not give their Consent.
     The undersigned acknowledges that Letters of Consent delivered pursuant to any one of the procedures described under the heading “The Consent Solicitation—Procedures for Consenting” in the Consent Solicitation Statement and in the instructions included in this Letter of Consent will constitute a binding agreement between the undersigned and IdleAire upon the terms and subject to the conditions of the Consent Solicitation. The undersigned hereby agrees that it will not revoke any consent it grants hereby except in accordance with the procedures set forth herein and in the Consent Solicitation Statement.
     Unless otherwise specified in the table below, this Letter of Consent relates to the total aggregate principal amount of Notes held of record by the undersigned and (or the Holder for which the undersigned is the Duly Designated Proxy) at the close of business on the Record Date. If this Letter of Consent to the Proposed Indenture Amendment relates to less than the total aggregate principal amount of Notes so held, the undersigned must list on the table below the serial numbers (with respect to the Notes not held by depositaries) and principal amount (in integral multiples of $1,000) of Notes for which consent is given. If the space provided below is inadequate, list the certificate numbers and aggregate principal amounts on a separate signed schedule and affix the schedule to this Letter of Consent. If this Letter of Consent to the Proposed Warrant Amendment relates to fewer than the number of Existing Warrants so held, the undersigned must list on the table below the serial numbers and the number of Existing Warrants for which consent is given. If the space provided below is inadequate, list the certificate numbers and total number of Existing Warrants on a separate signed schedule and affix the schedule to this Letter of Consent.
     The undersigned authorizes the Tabulation Agent to deliver this Letter of Consent and any proxy delivered in connection herewith to IdleAire and the Trustee as evidence of the undersigned’s actions with respect to the Proposed Amendments.
DESCRIPTION OF THE NOTES AND EXISTING WARRANTS
AS TO WHICH CONSENTS ARE GIVEN
NOTES

Principal
Amount With
	DTC		Aggregate	Respect to
	Participant/		Principal	Which
	Custodian		Amount	Consents are
Name and Address of Holder	Number	Serial Number(s)*	of Notes**	Given**

Total Principal Amount of Notes Consenting:

*	Need not be completed by Holders whose Notes are held of record by depositaries including DTC.

**	Unless otherwise indicated in the column labeled “Principal Amount With Respect to Which Consents Are Given,” the Holder will be deemed to have consented in respect of the entire aggregate principal amount indicated in the column labeled “Aggregate Principal Amount of Notes.” All principal amounts must be in multiples of $1,000.
EXISTING WARRANTS

No. of
Existing
Warrants
With Respect
	DTC			to
	participant/			Which
Name and Address of Holder (if	custodian		No. of Existing	Consents are
different than above)	number	Serial Number(s)*	Warrants**	Given**

Total Existing Warrants Consenting:

*	Need not be completed by Holders whose Existing Warrants are held of record by depositaries including DTC.

**	Unless otherwise indicated in the column labeled “No. of Existing Warrants With Respect to Which Consents Are Given,” the Holder will be deemed to have consented in respect of all the Existing Warrants so held by the Holder.

CONSENT
IMPORTANT—READ CAREFULLY
     This Letter of Consent must be executed in exactly the same manner as the name of the Holder appears on the Notes. An authorized Participant must execute this Letter of Consent exactly as its name appears on DTC’s position listing as of the Record Date. If the Notes are held of record by two or more joint Holders, all such Holders must sign this Letter of Consent. If a signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and must submit proper evidence satisfactory to IdleAire of such person’s authority to so act. If the Notes are registered in different names, separate Letters of Consent must be executed covering each form of registration. If this Letter of Consent is executed by a person other than the Holder, then such person must have been authorized by proxy or in some other manner acceptable to IdleAire to execute the Letter of Consent on behalf of the Holder. Any beneficial owner of the Notes who is not a Holder of record of such Notes must arrange with the person who is the Holder of record or such Holder’s assignee or nominee to execute and deliver this Letter of Consent on behalf of such beneficial owner.
     1. The undersigned is a Holder of the Notes identified on the preceding page of this Letter of Consent and hereby consents to the Proposed Indenture Amendment, further described in the Consent Solicitation Statement.
     [Please check the box to indicate your consent] ☐
     2. The undersigned is a Holder of the Existing Warrants identified on the preceding page of this Letter of Consent and hereby consents to the Proposed Warrant Amendment, further described in the Consent Solicitation Statement.
     [Please check the box to indicate your consent] ☐

SIGNATURES FOR LETTER OF CONSENT
(Other than signature(s), please print or type)

Dated: , 2007	☑

☑
(Signature(s) of holders)
Name(s):

Capacity (full title)
Address:

Daytime Area Code and Telephone No.:

Federal Tax I.D. No(s).:

PLEASE COMPLETE IF APPLICABLE:
GUARANTEE OF SIGNATURE(S)
(SEE INSTRUCTIONS 5 and 6)

Authorized Signature:

Name:

Name of Firm:

Address of Firm:

Area Code and Telephone No.:

Dated: , 2007

FORM OF PROXY WITH RESPECT TO THE CONSENTS
     The undersigned hereby irrevocably appoints                                                                 , as attorney and proxy of the undersigned, with full power of substitution, to execute and deliver this Letter of Consent on which this form of proxy is set forth with respect to the Notes and Existing Warrants identified in this Letter of Consent in accordance with the terms of the Consent Solicitation described in the Consent Solicitation Statement, with all the power the undersigned would possess if consenting personally. THIS PROXY IS IRREVOCABLE AND IS COUPLED WITH AN INTEREST AND SHALL EXPIRE ON THE LATER OF (i) THE DATE THE PROPOSED AMENDMENTS BECOMES EFFECTIVE OR (ii) THE EXPIRATION DATE. The aggregate principal amount and serial numbers of Notes, and aggregate number and serial numbers of Existing Warrants, as to which this Proxy is given are set forth below.

Aggregate Principal Amount of Notes	Serial Number(s)

Aggregate Existing Warrants	Serial Number(s)

IMPORTANT—READ CAREFULLY
This proxy must be signed by the Holder(s) exactly as its name(s) appears on the Certificates for the Notes and/or the Existing Warrants. If the Notes or Existing Warrants are held of record by two or more joint Holders, all such Holders must sign this proxy. If a signatory is a corporation, please give full corporate names and have a duly authorized officer sign, stating title. If a signatory is a partnership or trust, please sign in the partnership or trust name by a duly authorized person. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, please set forth the signatory’s full name below. See Instruction 5.

SIGNATURES FOR PROXY
(Other than signature(s), please print or type)

Dated: , 2007	☑

☑
(Signature(s) of holders)
Name(s):

Capacity (full title)
Address:

Daytime Area Code and Telephone No.:

Federal Tax I.D. No(s).:

PLEASE COMPLETE IF APPLICABLE:
GUARANTEE OF SIGNATURE(S)
(SEE INSTRUCTIONS 5 and 6)

Authorized Signature:

Name:

Name of Firm:

Address of Firm:

Area Code and Telephone No.:

Dated: , 2007

INSTRUCTIONS FOR CONSENTING HOLDERS
(FORMING PART OF THE TERMS AND CONDITIONS OF THE CONSENT SOLICITATION)
     1. Delivery of this Letter of Consent. Subject to the terms and conditions set forth herein and in the Consent Solicitation Statement, a properly completed and duly executed copy of this Letter of Consent and other documents required by this Letter of Consent must be received by the Tabulation Agent at its address or facsimile number set forth on the cover hereof on or prior to the Expiration Date. The method of delivery of this Letter of Consent and all other required documents to the Tabulation Agent is at the risk of the Holder or Duly Designated Proxy, and the delivery will be deemed made only when actually received by the Tabulation Agent. In all cases, sufficient time should be allowed to assure timely delivery. No Letter of Consent should be sent to any person other than the Tabulation Agent.
     Any beneficial owner of Notes or Existing Warrants who is not a Holder of such Notes or Existing Warrants must arrange with the person who is the Holder (e.g., the beneficial owner’s broker, dealer, commercial bank, trust company or other nominee institution) or such Holder’s assignee or nominee to (i) execute and deliver this Letter of Consent on behalf of such beneficial owner or (ii) deliver a proxy so that such beneficial owner can execute and deliver a Letter of Consent on its own behalf.
     2. Expiration Date. The term “Expiration Date” means 10:00 a.m., New York City time, on September 13, 2007, unless IdleAire extends the period during which the Consent Solicitation is open, in which case the term “Expiration Date” means the latest time and date to which the Consent Solicitation is extended, or unless the Consent Solicitation is terminated or withdrawn. To extend the Expiration Date, IdleAire will notify the Tabulation Agent in writing or orally (with confirmation in writing to follow) of any extension and will make a public announcement thereof prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. IdleAire may extend the Consent Solicitation on a daily basis or for such specified period of time as it determines. Failure by any Holder or beneficial owner of Notes to be so notified will not affect the extension of the Consent Solicitation.
     3. Questions Regarding Validity, Form, Legality, etc. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of consents and revocations of consents will be resolved by IdleAire whose determinations will be binding. IdleAire reserves the absolute right to reject any or all consents and revocations that are not in proper form or the acceptance of which could, in the opinion of IdleAire’s counsel, be unlawful. IdleAire also reserves the right to waive any irregularities in connection with deliveries, which IdleAire may, but is not obligated to, require to be cured within such time as IdleAire determines. None of IdleAire, the Trustee, the Tabulation Agent, the Information Agent or any other person shall have any duty to give notification of any such irregularities or waiver, nor shall any of them incur any liability for failure to give such notification. Deliveries of Letters of Consent or notices of revocation will not be deemed to have been made until such irregularities have been cured or waived. IdleAire’s interpretation of the terms and conditions of the Consent Solicitation (including this Letter of Consent and the accompanying Consent Solicitation Statement and the instructions hereto and thereto) will be final and binding on all parties.

     4. Holders Entitled to Consent. Only a Holder (or its Duly Designated Proxy, representative or attorney in- fact) or another person who has complied with the procedures set forth below may execute and deliver a Letter of Consent. Any beneficial owner or registered holder of the Notes or Existing Warrants who is not the Holder thereof (e.g., the beneficial owner’s broker, dealer, commercial bank, trust company or other nominee institution) must arrange with such Holder or such Holder’s assignee or nominee to (i) execute and deliver this Letter of Consent to the Tabulation Agent on behalf of such beneficial owner or (ii) deliver a proxy so that such beneficial owner can execute and deliver a Letter of Consent on its own behalf. For purposes of the Consent Solicitation, the term “Holder” shall be deemed to include Participants through which a beneficial owner’s Notes or Existing Warrants may be held of record as of the Record Date in DTC. A consent by a Holder or Duly Designated Proxy is a continuing consent notwithstanding that ownership of a Note has been transferred subsequent to the Record Date, unless the Holder or Duly Designated Proxy timely revokes the prior consent in accordance with the procedures set forth herein and in the Consent Solicitation Statement.
     5. Signatures on this Letter of Consent. If this Letter of Consent is signed by the Holder with respect to which this Letter of Consent is given, the signature of such Holder must correspond with the name as contained on the books of the register maintained by the Trustee or Warrant Agent or as set forth in DTC’s position listing, as applicable, without alteration, enlargement or any change whatsoever.
     If any of the Notes or Existing Warrants with respect to which this Letter of Consent is given were held of record on the Record Date by two or more joint Holders, all such Holders must sign this Letter of Consent. If any Notes or Existing Warrants with respect to which this Letter of Consent is given have different Holders, it will be necessary to complete, sign and submit as many separate copies of this Letter of Consent and any necessary accompanying documents as there are different Holders.
     If this Letter of Consent is signed by trustees, executors, administrators, guardians, Duly Designated Proxies, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons must indicate such fact when signing and must, unless waived by IdleAire, submit evidence satisfactory to IdleAire of their authority to so act along with this Letter of Consent.
     6. Signature Guarantees. All signatures on this Letter of Consent must be guaranteed by a firm or other entity identified in Rule l7Ad-15 under the Securities Exchange Act of 1934, as amended, including (as such terms are defined therein): (a) a bank; (b) a broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer or government securities broker; (c) a credit union; (d) a national securities exchange, registered securities association or clearing agency; or (e) a savings institution that is a participant in a Securities Transfer Association recognized program (each an “Eligible Institution”). However, signatures need not be guaranteed if this Letter of Consent is given by or for the account of an Eligible Institution. If the Holder of the Notes or Existing Warrants is a person other than the signer of this Letter of Consent, see Instruction 5.
     7. Revocation of Consent. Consents to the Proposed Amendment that are delivered prior to the Expiration Date may be revoked at any time prior to the Expiration Date. Consents delivered on and after the Expiration Date may not be revoked at any time, unless IdleAire is required by applicable law to permit such revocation. Any Holder (or Duly Designated Proxy) of Notes or Existing Warrants as to which a consent has been given may revoke such consent as to such Notes or any portion of such Notes (in integral multiples of $1,000), or as to such Existing Warrants or any portion of such Existing Warrants, as applicable, by delivering a written notice of revocation or a changed Letter of Consent bearing a date later than the date of the prior Letter of Consent at any time prior to the Expiration Date. Any notice of revocation received on or after the Expiration Date will not be effective, even if received prior to the Expiration Date.
     A consent to the Proposed Indenture Amendment by a Note Holder will bind the Note Holder and every subsequent holder of such Notes (or portion of such Notes, as applicable), even if notation of the consent is not made on such Notes. A transfer of Notes after the Record Date must be accompanied by a duly executed proxy from the relevant Note Holder if the subsequent transferee is to have revocation rights with respect to a consent to the Proposed Indenture Amendment given by a Note Holder.
     A consent to the Proposed Warrant Amendment by a Warrant Holder will bind the Warrant Holder and every subsequent holder of such Existing Warrants or Warrant Share (or portion of such Existing Warrants or Warrant Shares, as applicable), even if notation of the consent is not made on such Existing Warrants or Warrant Shares. A transfer of Existing Warrants after the Record Date must be accompanied by a duly executed proxy from the relevant Warrant Holder if the subsequent transferee is to have revocation rights with respect to a consent to the Proposed Warrant Amendment given by a Warrant Holder.
     To be valid, a notice of revocation must (i) be in writing, (ii) contain the name of the Holder and the aggregate principal amount of the Notes or the number of Existing Warrants to which it relates, (iii) either be signed in the same manner as the original Letter of Consent, or accompanied by a duly executed proxy or other authorization (in form satisfactory to IdleAire) by the Holder, and (iv) be received by the Tabulation Agent in accordance with the instructions contained herein prior to the Expiration Date. All revocations of consents must be sent to the Tabulation Agent at its address set forth in the Letter of Consent.
     To be effective, the revocation must be executed by the Holder in the same manner as the name of such Holder appears on the books of the register maintained by the Trustee or as set forth in DTC’s position listing without alteration, enlargement or any change whatsoever. If a revocation is signed by a trustee, executor, administrator, guardian, Duly Designated Proxy, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must indicate such fact when signing and must, unless waived by IdleAire, submit with the revocation appropriate evidence of authority to execute the revocation. A revocation of the consent will be effective only as to the Notes or Existing Warrants listed on the revocation and only if such revocation complies with the provisions of this Letter of Consent and the Consent Solicitation Statement. Only a Holder (or Duly Designated Proxy) is entitled to revoke a consent previously given. A beneficial owner of the Notes or Existing Warrants must arrange with the Holder to execute and deliver on its behalf a revocation of any consent already given with respect to such Notes or Existing Warrants, as the case may be. A purported notice of revocation that is not received by the Tabulation Agent in a timely fashion and accepted by the IdleAire as a valid revocation will not be effective to revoke a consent previously given.
     A revocation of a consent may be rescinded only by the delivery of a written notice of revocation or the execution and delivery of a new Letter of Consent. A Holder who has delivered a revocation may thereafter deliver a new Letter of Consent by following one of the described procedures at any time prior to the Expiration Date.
     Prior to the Expiration Date, IdleAire intends to consult with the Tabulation Agent to determine whether the Tabulation Agent has received any revocations of consents. IdleAire reserves the right to contest the validity of any such revocations.
     8. Waiver and Amendment of Conditions. IdleAire reserves the absolute right, subject to applicable law, to amend, waive or modify the terms and conditions of the Consent Solicitation.
     9. Questions and Requests for Assistance and Additional Copies. Questions regarding the Consent Solicitation, requests for assistance in completing and delivery of this Letter of Consent or for additional copies of the Consent Solicitation Statement, this Letter of Consent or other related documents should be directed to the Tabulation Agent as follows:
Wells Fargo Bank, N.A.
Corporate Trust Services
625 Marquette Avenue
MAC N9311-110
Minneapolis, MN 55479
Attn: IdleAire Administrator
Banks and Brokers call:
612/667-8485
By Facsimile:
(For Eligible Institutions Only):
612/667-9825
Confirmation :
612/667/8485

Registered & Certified Mail:	Regular Mail or Courier:	In Person by Hand Only:

Wells Fargo Bank, N.A.	Wells Fargo Bank , N.A.	Wells Fargo Bank, N.A.
Attn: Renee Kuhl	Attn: Renee Kuhl	Attn: Renee Kuhl
MAC N9311-110	MAC N9311-110	Northstar West Building — 11th Floor
625 Marquette Avenue	625 Marquette Avenue	625 Marquette Avenue
Minneapolis, MN 55479	Minneapolis, MN 55479	Minneapolis, MN 55479